UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective as of June 28, 2019, the aTyr Pharma, Inc. (the “Company”) Board of Directors (the “Board”) appointed Jane A. Gross, Ph.D. and Svetlana Lucas, Ph.D. to the Board.  Dr. Gross was appointed as a Class II director, and will serve until the Company’s annual meeting of stockholders in 2020 or until her successor is duly elected and qualified or her earlier resignation or removal.  Dr. Lucas was appointed as a Class III director, and will serve until the Company’s annual meeting of stockholders in 2021 or until her successor is duly elected and qualified or her earlier resignation or removal.  As non-employee directors, Drs. Gross and Lucas will receive cash and equity compensation pursuant to the Company’s current non-employee director compensation policy.

Neither Dr. Gross or Dr. Lucas are a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understanding between either of Dr. Gross or Dr. Lucas and any other persons pursuant to which Dr. Gross or Dr. Lucas were selected as a director.

In connection with their appointment as directors, Drs. Gross and Lucas each entered into the Company’s standard form of indemnification agreement and were each granted an option to purchase 32,000 shares (on a pre-reverse stock split basis) of the Company’s Common Stock at an exercise price to be the closing price of the Company’s common stock on the Nasdaq Capital Market on June 28, 2019, which will vest in equal monthly installments during the three years following the effective date of his appointment to the Board, subject to such individual’s continued service on the Board.

On June 28, 2019, John D. Mendlein, Ph.D. provided the Company with notice of his resignation from the Board, effective as of June 28, 2019.  Dr. Mendlein’s decision to resign was not a result of a disagreement with management regarding the Company’s operations, policies, practice or otherwise.  Dr. Mendlein has served on the Board since 2010.  Dr. Mendlein will continue to serve as a strategic advisor to the Company pursuant to the terms of that certain Strategic Advisor Agreement, dated November 1, 2017, between the Company and Dr. Mendlein.

Item 8.01Other Events.

On July 1, 2019, the Company issued a press release announcing the newly appointed directors.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of aTyr Pharma, Inc., dated July 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: July 1, 2019